Exhibit 10.2

STOCK OPTION AWARD AGREEMENT
Under the Cars.com Inc.
Omnibus Incentive Compensation Plan

This Stock Option Award Agreement (“Award Agreement”), dated March 18, 2020, governs the grant of options to purchase Cars.com Inc. common stock (“Common Stock”) under the Cars.com Inc. Omnibus Incentive Compensation Plan, as amended (the “Plan”), to the employee (the “Option Holder”) as designated in the Notice of Grant (“Notice of Grant”) attached to this Award Agreement. The Option is granted under, and is subject to, the Plan. Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan or, to the extent applicable, the Notice of Grant. If there is any inconsistency between this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

1.Grant of Options. Pursuant to the provisions of (i) the Plan, (ii) the individual Notice of Grant governing the grant, and (iii) this Award Agreement, the Company has granted to the Option Holder the option to purchase the number of shares of Common Stock set forth on the applicable Notice of Grant (the “Options”), at the exercise price per share stated in such Notice of Grant (the “Option Price”).

2.Exercisability. Except as otherwise provided in Sections 6 and 13 below, the Options shall become exercisable as specified in the relevant Notice of Grant. In no event shall the Options be exercisable in whole or in part after the Option Expiration Date specified in the relevant Notice of Grant (the “Expiration Date”). Upon an Option Holder’s termination of employment with the Company following the Option Holder’s (a) death, (b) permanent disability (as determined under the Company’s Long Term Disability Plan), (c) a Change in Control (but only to the extent provided in Section 13), or (d) terminations without Cause (as defined in the Company’s Executive Severance Plan) (but only to the extent provided in Section 6), those Options awarded to the Option Holder may be exercised to the extent and as described in Sections 6 and 13 below. Upon any other termination of employment, the unvested Options will be automatically canceled, and vested Options will be exercisable in accordance with the terms of this Award Agreement. The Option Holder shall not be entitled to receive any shares of Common Stock with respect to unvested Options, and the Option Holder shall have no further rights with regard to an Option once the underlying share of Common Stock has been delivered with respect to that Option.

3.Method of Exercising Options. The Options may be exercised from time to time by written or electronic notice (in the form prescribed by the Company) delivered to and received by the Company, which notice shall be signed by the Option Holder and shall state the election to exercise the Options and the number of whole shares of Common Stock with respect to which the Options are being exercised. Such notice must be accompanied by a check payable to the Company, or such other consideration allowed pursuant to the Plan, in payment of the full Option Price for the number of shares purchased. Options may also be exercised by the delivery of shares in payment of the Option Price or pursuant to a “cashless” exercise procedure, subject to securities law restrictions, or by any other means the Compensation Committee of the Company (the “Committee”), in its sole discretion, determines is consistent with the Plan’s purpose and applicable law. The delivery of previously acquired shares may be made by attestation. Payment of any withholding taxes due upon exercise of Options may be made by withholding shares.

4.Reduction in Number of Shares Subject to Options. Upon the exercise of one or more Options, the number of shares of Common Stock subject to the Options shall be reduced one-for-one.

5.Forfeiture and Cancellation of Options.

(a)Expiration of Term. On the Expiration Date, the unexercised Options shall be canceled automatically.

(b)Termination of Employment. Except as provided in Sections 6 and 13 below, or except as otherwise extended by the Committee in its sole discretion, the Options shall automatically be canceled on the earlier of the Option Exercise Date or 90 days after termination of the Option Holder’s employment with the Company or any of its subsidiaries for any reason other than for Cause, which includes an event that results in the Option Holder’s employer ceasing to be a subsidiary of the Company. All Options shall automatically be canceled immediately upon termination of the Option Holder’s employment with the Company or any of its subsidiaries for Cause. A change in status from employee to Director, or from Director to employee, shall not result in the cancellation of the Options or have an effect on the vesting schedule.

(c)Forfeiture of Options/Recovery of Options Gains. Pursuant to any recoupment policy the Company establishes as in effect from time to time, the Company may forfeit an Option Holder’s Options, recover shares of Common Stock issued in connection with an Option, or recover any option gain realized or obtained by the Option Holder or any transferee resulting from the exercise of any Options.  In addition, the Company may assert any other remedies that may be available to the Company, including, without limitation, those available under Section 304 of the Sarbanes-Oxley Act of 2002.

6.Death, Disability and Termination without Cause. In lieu of the Vesting Schedule set forth in the Notice of Grant, in the event that the Option Holder’s employment terminates on or prior to Vesting Date by reason of death or permanent disability (as determined under the Company’s Long Term Disability Plan) or by the Company without Cause , the Option Holder (or in the case of the Option Holder’s death, the Option Holder’s estate or designated beneficiary) shall become vested in a number of Options equal to the product of (i) the total number of Options in which the Option Holder would have become vested upon the Vesting Date had the Option Holder’s employment not terminated, and (ii) a fraction, the numerator of which shall be the number of full calendar months between the Grant Date and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the Grant Date to the Vesting Date; provided such number of Options so vested shall be reduced by the number of Options that had previously become vested. Except as provided in Section 13 below, upon termination of the Option Holder’s employment by reason of death, permanent disability or by the Company without Cause, the Options vested at the time of such termination may be exercised by the Option Holder (or in the case of the Option Holder’s death, the Option Holder’s estate or designated beneficiary), provided that such exercise occurs both before the Option Expiration Date and within 90 days after the Option Holder’s termination. All unvested Options will be canceled immediately upon termination of the Options Holder’s employment and all unexercised vested Options shall be canceled upon the expiration of such post-termination exercise period.   For avoidance of doubt, the treatment of stock-based awards upon a Qualifying Termination under the Company’s Executive Severance Plan does not apply to this Option.

7.Non-Assignability. Options may not be sold, transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, except by will or by the laws of descent and distribution nor may the Options be made subject to execution, attachment or similar process.

8.Rights as a Shareholder. The Option Holder shall have no rights as a shareholder by reason of the Options unless and until shares of Common Stock are issued to him or her pursuant to such Options.  No dividends or dividend equivalents shall be paid to the Option Holder with regard to the Options.

9.Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Option shall be granted, the number of shares subject to each Option, the Option Price, and the times when each Option shall be exercisable, will be at the sole discretion of the Company; (c) the Option Holder’s participation in the Plan shall not create a right to further employment with the Option Holder’s employer and shall not interfere with the ability of the Option Holder’s employer to terminate the Option Holder’s employment relationship at any time with or without cause; (d) the Option Holder’s participation in the Plan is voluntary; (e) the Options are not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the shares underlying the Options is unknown and cannot be predicted with certainty; and (g) if the underlying shares do not increase in value, the Options will have no value.

10.Effect of Plan. The Plan is hereby incorporated by reference into this Award Agreement, and this Award Agreement is subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee to adjust awards and to make interpretations and other determinations with respect to all matters relating to this Award Agreement, the applicable Notice of Grant, the Plan, and awards made pursuant thereto. This Award Agreement shall apply to the grant of Options made to the Option Holder on the date hereof and shall not apply to any future grants of Stock Units made to the Option Holder.

11.Notices. Notices hereunder shall be in writing and if to the Company shall be addressed to the Chief Legal Officer of the Company at 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 and if to the Option Holder shall be addressed to the Option Holder at the Option Holder’s address as it appears on the Company’s records.

12.Successors and Assigns. The applicable Notice of Grant and this Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Sections 6, to the estate or designated beneficiary of the Option Holder.

13.Change in Control Provisions. Notwithstanding anything to the contrary in this Award Agreement, the following provisions shall apply to all Options granted under the Notice of Grant:

(a)Definitions. As used in Article 15 of the Plan and in this Award Agreement, a “Change in Control” shall mean the first to occur of the following:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 13(a)(iii)(A), 13(a)(iii)(B) and 13(a)(iii)(C);

(ii)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)(i) In the event of the occurrence of a Change in Control in which the Options are not continued or assumed (i.e., the Options are not equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Options that have not been cancelled or exercised shall become fully vested. The vested Options shall be paid out to the Options Holder as soon as administratively practicable on or following the effective date of the Change in Control (but in no event later than 60 days after such event); provided that the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, and such payout will not result in additional taxes under Section 409A.  Otherwise, the vested Options shall be paid out as soon as administratively practicable after the earlier of the Option Holder’s termination of employment or the applicable Vesting Date for such Options (but in no event later than 60 days after such events).

(ii)In the event of the occurrence of a Change in Control in which the Options are continued or assumed (i.e., the Options are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Options shall not vest upon the Change in Control, provided that the Options that are not subsequently vested and paid under the other provisions of this Award Agreement shall become fully vested in the event that the Options Holder has a “qualifying termination of employment” within two years following the date of the Change in Control. In the event of the occurrence of a Change in Control in which the Options are continued or assumed, vested Options shall be exercisable as soon as administratively practicable after the earlier of the Option Holder’s termination of employment or the applicable Vesting Date for such Options (but in no event later than 60 days after such events).

A “qualifying termination of employment” shall occur if the Company involuntarily terminates the Options Holder without “Cause” or the Option Holder is otherwise entitled to severance benefits under a severance plan or arrangement. Solely for this purpose in this Section 13, “Cause” shall mean:

•	any material misappropriation of funds or property of the Company or its affiliate by the Option Holder;
•	unreasonable and persistent neglect or refusal by the Option Holder to perform his or her duties which is not remedied within thirty (30) days after receipt of written notice from the Company; or
•	conviction, including a plea of guilty or of nolo contendere, of the Option Holder of a securities law violation or a felony.

(iii)If in connection with a Change in Control, the Options are assumed (i.e., the Options are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Options shall refer to the right to receive such cash and/or equity. An assumption of the Options must satisfy the following requirements:

•

The converted or substituted award must be a right to receive an amount of cash and/or equity that has a value, measured at the time of such conversion or substitution, that is equal to the value of the Options as of the date of the Change in Control;

•

Any equity payable in connection with a converted or substituted award must be publicly traded equity securities of the Company, a successor company or their direct or indirect parent company, and such equity issuable with respect to a converted or substituted award must be covered by a registration statement filed with the Securities Exchange Commission that permits the immediate sale of such shares on a national exchange;

•	The vesting terms of any converted or substituted award must be substantially identical to the terms of in the Notice of Grant and this Award Agreement;
•

The other terms and conditions of any converted or substituted award must be no less favorable to the Option Holder than the terms of this Award Agreement are as of the date of the Change in Control (including the provisions that would apply in the event of a subsequent Change in Control); and

•	The determination of whether the conditions of this Section 13(b)(iii) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)Notwithstanding the foregoing in connection with a Change of Control, the Company may cancel the Options for no consideration if at the time of the Change in Control such Option has an exercise price higher than the fair market value of the underlying Share.

(d). The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by the Option Holder in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 13, whether or not initiated by the Option Holder. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Option Holder, provided that the Option Holder must submit an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.

14.Grant Subject to Applicable Regulatory Approvals. Any grant of Options under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Option Holder’s country. These approvals cannot be assured. If necessary approvals for grant or exercise are not obtained, the Options may be canceled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.

15.Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Illinois and agree that such litigation shall be conducted in the courts of Cook County, Illinois or the federal courts of the United States for the Northern District of Illinois.

16.Compliance with Section 409A. This Award Agreement is intended to comply with the requirements of Section 409A so that no taxes under Section 409A are triggered, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “termination of employment” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of this Award Agreement would otherwise conflict with or frustrate this intent, the provision shall not apply. Notwithstanding any provision in this Award Agreement to the contrary and solely to the extent required by Section 409A, if the Option Holder is a “specified employee” within the meaning of Code Section 409A and if delivery of shares is being made in connection with the Option Holder’s separation from service other than by reason of the Option Holder’s death, delivery of the shares shall be delayed until six months and one day after the Option Holder’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Option Holder’s death). The Company shall not be responsible or liable for the consequences of any failure of the Options to avoid taxation under Section 409A.